Form F-1 | Greifenberg Digital Limited

Exhibit 10.1

GREIFENBERG DIGITAL LIMITED

2022 EQUITY INCENTIVE PLAN

1.	PURPOSE

1.1	Purpose

The purpose of the Plan is to secure for the Company and its shareholders the benefits inherent in share ownership by the employees, Consultants, and directors of the Company and its Affiliates who, in the judgment of the Board, will be largely responsible for its future growth and success. It is generally recognized that equity incentive plans of the nature provided for herein: (a) aid in retaining and encouraging individuals of exceptional ability because of the opportunity offered to them to acquire a proprietary interest in the Company; and (b) promote a greater alignment of interests between such persons and shareholders of the Company.

1.2	Available Awards

Awards that may be granted under this Plan include:

(a)	Options; and

(b)	Restricted Share Units.

2.	INTERPRETATION

2.1	Definitions

(a)	"Affiliate" means any corporation in a chain or corporations or other entities in which each corporation or other entity has a "controlling interest" (as defined in U.S. Treasury Regulation § 1.409A-1(b)(5)(iii)(E)(1)) in another corporation or other entity in the chain, ending with the Company.

(b)	"Award" means any right granted under this Plan, including Options and Restricted Share Units.

(c)	"BCA" means the Business Corporations Act (British Columbia).

(d)	"Blackout Period" means an interval of time during which the Company has determined, pursuant to the Company's internal trading policies, that one or more Participants may not trade any securities of the Company because they may be in possession of undisclosed material information pertaining to the Company, or otherwise prohibited by law from trading any securities of the Company.

(e)	"Board" means the board of directors of the Company.

(f)	"Cashless Exercise Right" has the meaning set forth in Section 3.5 of this Plan.

(g)	"Change of Control" means, in respect of the Company:

(i)	if, as a result of or in connection with the election of directors, the people who were directors (or who were entitled under a contractual arrangement to be directors) of the Company before the election cease to constitute a majority of the Board, unless the directors have been nominated by management, corporate investors, or approved of by a majority of the previously serving directors;

(ii)	any transaction at any time and by whatever means pursuant to which any Person or any group of two or more Persons acting jointly or in concert as a single control group or any Affiliate (other than a wholly-owned Subsidiary of the Company or in connection with a reorganization of the Company) or any one or more directors thereof hereafter "beneficially owns" (as defined in the BCA) directly or indirectly, or acquires the right to exercise control or direction over, voting securities of the Company representing 50% or more of the then issued and outstanding voting securities of the Company, as the case may be, in any manner whatsoever;

(iii)	the sale, assignment, lease, or other transfer or disposition of more than 50% of the assets of the Company to a Person or any group of two or more Persons acting jointly or in concert (other than a wholly-owned Subsidiary of the Company or in connection with a reorganization of the Company);

(iv)	the occurrence of a transaction requiring approval of the Company's shareholders whereby the Company is acquired through consolidation, merger, exchange of securities involving all of the Company's voting securities, purchase of assets, amalgamation, statutory arrangement or otherwise by any Person or any group of two or more Persons acting jointly or in concert (other than a short-form amalgamation of the Company or an exchange of securities with a wholly-owned Subsidiary of the Company or a reorganization of the Company); or

(v)	any sale, lease, exchange, or other disposition of all or substantially all of the assets of the Company other than in the ordinary course of business.

For the purposes of the foregoing, "voting securities" means Shares and any other shares entitled to vote for the election of directors and shall include any securities, whether or not issued by the Company, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors, including any options or rights to purchase such shares or securities. Notwithstanding the foregoing, as to any Award under the Plan that consists of deferred compensation subject to Section 409A of the Code, the definition of "Change in Control" shall be deemed modified to the extent necessary to comply with Section 409A of the Code.

(h)	"Code" means the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding guidance thereunder. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)	"Committee" has the meaning set forth in Section 7.1(a).

(j)	"Company" means Greifenberg Digital Limited.

(k)	"Consultant" means Persons who provide bona fide services to the Company, including an advisor, and such services are not in connection with the offer or sale of securities in capital-raising transactions, and do not directly or indirectly promote or maintain a market for the Company's securities.

(l)	"Deferred Payment Date" for a Participant means the date after the Restricted Period in respect of Restricted Share Units which is the earlier of (i) the date which the Participant has elected to defer receipt of the underlying Shares in accordance with Section 4.5 of this Plan; and (ii) the Participant's Separation Date.

(m)	"Designated Affiliate" means direct and indirect Subsidiaries of the Company and any Person that is an Affiliate of the Company, in each case designated by the Committee from time to time as a Designated Affiliate for purposes of this Plan.

(n)	"Determination Date" means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as "performance-based compensation" under Section 162(m) of the Code.

(o)	"Director Retirement" in respect of a Participant, means the Participant ceasing to hold any directorships with the Company, any Designated Affiliate and any entity related to the Company for purposes of the Income Tax Act (Canada) after attaining a stipulated age in accordance with the Company's normal retirement policy, or earlier with the Company's consent.

(p)	"Director Termination" means the removal of, resignation of, or failure to re-elect an Eligible Director (excluding a Director Retirement) as a director of the Company, a Designated Affiliate and any entity related to the Company for purposes of the Income Tax Act (Canada).

(q)	"Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

(r)	"Effective Date" has the meaning set forth in Section 6.7.

(s)	"Eligible Consultant" means Consultants who are entitled to receive equity incentives as determined by the Committee.

(t)	"Eligible Director" means a director of the Company or any Designated Affiliate who are, as such, eligible for participation in this Plan.

(u)	"Eligible Employee" means an employee (including an officer) of the Company or any Designated Affiliate, whether or not they have a written employment contract with Company or the Designated Affiliate, determined by the Committee.

(v)	"Eligible Person" means an Eligible Employee, Eligible Consultant, or Eligible Director.

(w)	"Exchange" means the NASDAQ Stock Market, or any successor principal stock exchange upon which the Shares may become listed.

(x)	"Fair Market Value" means, as of any date, the value of the Shares determined as follows:

(i)	if the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such Shares (or if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)	if the Shares is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Shares on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)	in the absence of an established market for the Shares, or if such Shares is not regularly quoted or does not have sufficient trades or bid prices which would accurately reflect the actual Fair Market Value of the Shares, the Fair Market Value will be determined in good faith by the Committee upon the advice of a qualified valuation expert.

(y)	"Incentive Stock Option" means an Option granted under the Plan that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z)	"Insider" means a director, officer, or holder of 5% or more of the Shares at any date as determined by the Committee.

(aa)	"Market Price" such calculation of market price as may be determined by the Board.

(bb)	"Non-qualified Stock Option" means an Option granted under the Plan that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(cc)	"Option" means an option granted under the terms of this Plan, including Incentive Stock Options and Non-qualified Stock Options.

(dd)	"Option Period" means the period during which an Option is outstanding.

(ee)	"Option Shares" has the meaning set forth in Section 3.5 of this Plan.

(ff)	"Optionee" means an Eligible Person to whom an Option has been granted under the terms of this Plan.

(gg)	"Original Plan" has the meaning set forth in Section 6.1 of this Plan.

(hh)	"Participant" means an Eligible Person who participates in this Plan.

(ii)	"Performance Goals" means the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement including (i) earnings per Share, (ii) operating cash flow, (iii) operating income, (iv) profit after-tax, (v) profit before-tax, (vi) return on assets, (vii) return on equity, (viii) return on sales, (ix) revenue, and (x) total shareholder return.

(jj)	"Person" includes any individual and any corporation, company, partnership, governmental authority, joint venture, association, trust, or other entity.

(kk)	"Plan" means this Equity Incentive Plan, as it may be amended and restated from time to time.

(ll)	"Redemption Notice" means a written notice by a Participant, or the administrator or liquidator of the estate of a Participant, to the Company stating a Participant's request to redeem his or her Restricted Share Units.

(mm)	"Restricted Period" means any period of time that a Restricted Share Unit is not vested and the Participant holding such Restricted Share Unit remains ineligible to receive the relevant Shares or cash in lieu thereof, determined by the Board in its absolute discretion, and with respect to U.S. Taxpayers, the Restricted Share Units remain subject to a substantial risk of forfeiture within the meaning of Section 409A of the Code, however, such period of time and, with respect to U.S. Taxpayers the substantial risk of forfeiture, may be reduced or eliminated from time to time and at any time and for any reason as determined by the Board, including, but not limited to, circumstances involving death or Disability of a Participant.

(nn)	"Restricted Share Unit" means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 4.1 of this Plan. Each Restricted Share Unit represents an unfunded and unsecured obligation of the Company.

(oo)	"Restricted Share Unit Grant Letter" has the meaning set forth in Section 4.3 of this Plan.

(pp)	"Retirement" in respect of an Eligible Employee, means the Eligible Employee ceasing to hold any employment with the Company or any Designated Affiliate after attaining a stipulated age in accordance with the Company's normal retirement policy, or earlier with the Company's consent.

(qq)	"Separation Date" means the date that a Participant ceases to be an Eligible Person.

(rr)	"Shareholder Approval" means a majority of the votes attached to Shares held by shareholders of the Company.

(ss)	"Shares" means the common shares of the Company.

(tt)	"Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

(uu)	"Tax Obligations" means the amount of all withholding required under any governing tax law with respect to the payment of any amount with respect to the redemption of a Restricted Share Unit, including amounts funded by the Company on behalf of previous withholding tax payments and owed by the Participant to the Company or with respect to the exercise of an Option, as applicable.

(vv)	"Termination" means the termination of the employment or engagement of an Eligible Employee or Eligible Consultant with or without cause by the Company or a Designated Affiliate or the cessation of employment or engagement of the Eligible Employee or Eligible Consultant with the Company or a Designated Affiliate as a result of resignation or otherwise, other than the Retirement of the Eligible Employee.

(ww)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

(xx)	"U.S. Taxpayer" means a Participant who is a U.S. citizen, U.S. permanent resident or other person who is subject to taxation on their income under the Code.

2.2	Interpretation

(a)	This Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(b)	Whenever the Board or Committee is to exercise discretion in the administration of the terms and conditions of this Plan, the term "discretion" means the sole and absolute discretion of the Board or Committee.

(c)	As used herein, the term "Part" or "Section" mean and refer to the specified Part or Section of this Plan, respectively.

(d)	Where the word "including" or "includes" is used in this Plan, it means "including (or includes) without limitation".

(e)	Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(f)	Unless otherwise specified, all references to money amounts are to United States dollars.

(g)	Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Committee will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. The Committee may in its discretion grant Awards that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the definition of Performance Goals. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

3.	STOCK OPTIONS

3.1	Participation

The Company may from time to time grant Options to Participants pursuant to this Plan.

3.2	Price

The exercise price per Share of any Option shall be not less than 100% of the Market Price on the date of grant, provided that with respect to an Option granted to a U.S. Taxpayer, the exercise price per Share shall not be less than the Fair Market Value on the date of grant of the Option. Notwithstanding the foregoing, the Company may designate and exercise price less than the Fair Market Value on the date of grant if the Option: (i) is granted in substitution of a stock option previously granted by an entity acquired that is acquired by or merged with the Company or an Affiliate, or (ii) otherwise is structured to be exempt from, or to comply with, Section 409A of the Code, in the case of Options awarded to U.S. Taxpayers. In addition, in the case of an Incentive Stock Option granted to an Eligible Employee who, at the time the Incentive Stock Option is granted, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 3.2, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

3.3	Grant of Options

Each Option will be designated in the Award agreement as either an Incentive Stock Option or a Non- qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Non-qualified Stock Options. For purposes of this Section 3.3, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

The Board, on the recommendation of the Committee, may at any time authorize the granting of Options to such Participants as it may select for the number of Shares that it shall designate, subject to the provisions of this Plan. The date of grant of an Option shall, unless otherwise determined by the Board, be (i) the date such grant was approved by the Committee for recommendation to the Board, provided the Board approves such grant; or (ii) for a grant of an Option not approved by the Committee for recommendation to the Board, the date such grant was approved by the Board.

Each Option granted to a Participant shall be evidenced by a stock option agreement with terms and conditions consistent with this Plan and as approved by the Board on the recommendation of the Committee (which terms and conditions need not be the same in each case and may be changed from time to time, subject to Section 6.8 of this Plan, and the approval of any material changes by the Exchange).

In respect of Options granted to Participants pursuant to this Plan, the Company is representing herein and in the applicable stock option agreement that the Participant is a bona fide Eligible Person of the Company or a Designated Affiliate.

3.4	Terms of Options

The Option Period shall be ten years from the date such Option is granted or such greater or lesser duration as the Board, on the recommendation of the Committee, may determine at the date of grant, and may thereafter be reduced with respect to any such Option as provided in Section 3.6 hereof covering termination of employment or engagement of the Optionee or death or Disability of the Optionee; provided, however, that at any time the expiry date of the Option Period in respect of any outstanding Option under this Plan should be determined to occur either during a Blackout Period imposed by the Company or within two business days following the expiry of the Blackout Period, the expiry date of such Option Period shall be deemed to be the date that is the tenth business day following the expiry of the Blackout Period. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns Shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or such shorter term as may be provided in the Award agreement.

Unless otherwise determined from time to time by the Board, on the recommendation of the Committee, Options shall vest and may be exercised (in each case to the nearest full Share) during the Option Period annually over a two-year period, with one-eighth of the Options vesting on the date of grant, and an additional one-eighth of the Options vesting on the date which is each three months thereafter.

Except as set forth in Section 3.6, no Option may be exercised unless the Optionee is at the time of such exercise:

(a)	in the case of an Eligible Employee, in the employ of the Company or a Designated Affiliate and shall have been continuously so employed or retained since the grant of the Option;

(b)	in the case of an Eligible Consultant, a Consultant of the Company or a Designated Affiliate and shall have been such a Consultant continuously since the grant of the Option; or

(c)	in the case of an Eligible Director, a director of the Company or a Designated Affiliate and shall have been such a director continuously since the grant of the Option.

The exercise of any Option will be contingent upon the Optionee having entered into a stock option agreement with the Company on such terms and conditions as have been approved by the Board, on the recommendation of the Committee, and which incorporates by reference the terms of this Plan. The exercise of any Option will, subject to Section 3.5, also be contingent upon receipt by the Company of cash payment of the full purchase price of the Shares being purchased.

Shares issuable upon exercise of the Options may be subject to a hold period or trading restrictions. In addition, no Optionee who is resident in the U.S. may exercise Options unless the Shares to be issued upon exercise of the Options are registered under the U.S. Securities Act or are issued in compliance with an available exemption from the registration requirements of the U.S. Securities Act.

To the extent that the Committee determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more "outside directors" within the meaning of Section 162(m) of the Code.

To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

3.5	Cashless Exercise Right

Unless prohibited by the Exchange, and except with respect to Incentive Stock Options awarded to U.S. Taxpayers, Participants have the right (the "Cashless Exercise Right"), in lieu of the right to exercise an Option, to terminate such Option in whole or in part by notice in writing delivered by the Participant to the Company electing to exercise the Cashless Exercise Right and, in lieu of receiving the Shares (the "Option Shares") to which such terminated Option relates, to receive the number of Shares, disregarding fractions, which is equal to the quotient obtained by:

(a)	subtracting the applicable Option exercise price per Share from the Market Price per Share on the business day immediately prior to the exercise of the Cashless Exercise Right and multiplying the remainder by the number of Option Shares;

(b)	subtracting from the amount obtained under subsection 3.5(a) that amount of Tax Obligations applicable to the Option Shares; and

(c)	dividing the net amount obtained under subsection 3.5(b) by the Market Price per Share on the business day immediately prior to the exercise of the Cashless Exercise Right.

If a Participant exercises a Cashless Exercise Right in connection with an Option, it is exercisable only to the extent and on the same conditions that the related Option is exercisable under this Plan.

3.6	Effect of Termination of Employment or Death or Disability

If an Optionee:

(a)	dies or becomes disabled while employed by, a Consultant to or while a director of the Company or a Designated Affiliate, any Option that had vested and was held by him or her at the date of death or Disability shall become exercisable in whole or in part, but only by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or applicable laws of descent and distribution. Unless otherwise determined by the Board, on the recommendation of the Committee, all such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his or her death or Disability and only for 12 months after the date of death or Disability or prior to the expiration of the Option Period in respect thereof, whichever is sooner;

(b)	ceases to be employed by, or to act as a director of, or to be engaged as a Consultant of, the Company or a Designated Affiliate for cause, no Option held by such Optionee will, unless otherwise determined by the Board, on the recommendation of the Committee, be exercisable following the date on which such Optionee ceases to be so employed or engaged; and

(c)	ceases to be employed by, or to or act as a director of, or to be engaged as a Consultant of, the Company or a Designated Affiliate for any reason other than cause then, unless otherwise determined by the Board, on the recommendation of the Committee, any Option that had vested and is held by such Optionee at the effective date thereof shall become exercisable for a period of up to 30 days thereafter or prior to the expiration of the Option Period in respect thereof, whichever is sooner.

3.7	Reduction in Exercise Price

Any change to the exercise price of any Option shall be subject to the approval of the Board.

Shareholder Approval (as required by the Exchange) will be obtained for any reduction in the exercise price of any Option granted under this Plan if the holder thereof is an Insider of the Company at the time of the proposed amendment.

3.8	Change of Control

In the event of a Change of Control, all Options outstanding shall vest immediately and be settled by the issuance of Shares or cash, or a combination of both Shares and cash, at the discretion of the Committee.

3.9	Incentive Stock Options

(a)	Maximum Number of Shares for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, the aggregate number of Shares available for Incentive Stock Options shall not exceed 10% of the number of Shares issued at such time, subject to adjustment pursuant to Section 6.3 of this Plan and subject to the provisions of Sections 422 and 424 of the Code.

(b)	Designation of Options. Each stock option agreement with respect to an Option granted to a U.S. Taxpayer shall specify whether the related Option is an Incentive Stock Option or a Non-qualified Stock Option. If no such specification is made in the stock option agreement or in the resolutions authorizing the grant of the Option, the related Option will be a Non- qualified Stock Option.

(c)	Special Requirements for Incentive Stock Options. In addition to the other terms and conditions of this Plan (and notwithstanding any other term or condition of this Plan to the contrary), the following limitations and requirements will apply to an Incentive Stock Option:

(i)	An Incentive Stock Option may be granted only to an employee of the Company, or an employee of a Subsidiary of the Company within the meaning of Section 424(f) of the Code.

(ii)	The aggregate Fair Market Value of the Shares (determined as of the applicable grant date) with respect to which Incentive Stock Options are exercisable for the first time by any U.S. Taxpayer during any calendar year (pursuant to this Plan and all other plans of the Company and of any Parent or Subsidiary, as defined in Sections 424(e) and (f) respectively of the Code) will not exceed US$100,000 or any other limitation subsequently set forth in Section 422(d) of the Code. To the extent that an Option that is designated as an Incentive Stock Option becomes exercisable for the first time during any calendar year for Shares having a Fair Market Value greater than US$100,000, the portion that exceeds such amount will be treated as a Non-qualified Stock Option.

(iii)	The exercise price per Share payable upon exercise of an Incentive Stock Option will be not less than 100% of the Fair Market Value of a Share on the applicable grant date; provided, however, that the exercise price per Share payable upon exercise of an Incentive Stock Option granted to a U.S. Taxpayer who is a 10% Shareholder (within the meaning of Sections 422 and 424 of the Code) on the applicable grant date will be not less than 110% of the Fair Market Value of a Share on the applicable grant date.

(iv)	No Incentive Stock Option may be granted more than 10 years after the earlier of (A) the date on which this Plan, or an amendment and restatement of the Plan, as applicable, is adopted by the Board; or (B) the date on which this Plan, or an amendment and restatement of this Plan, as applicable, is approved by the shareholders of the Company.

(v)	An Incentive Stock Option will terminate and no longer be exercisable no later than 10 years after the applicable date of grant; provided, however, that an Incentive Stock Option granted to a U.S. Taxpayer who is a 10% Shareholder (within the meaning of Sections 422 and 424 of the Code) on the applicable grant date will terminate and no longer be exercisable no later than 5 years after the applicable grant date.

(vi)	An Incentive Stock Options shall be exercisable in accordance with its terms under the Plan and the applicable stock option agreement and related exhibits and appendices thereto. However, in order to retain its treatment as an Incentive Stock Option for U.S. federal income tax purposes, the Incentive Stock Option must be exercised within the time periods set forth below. The limitations below are not intended to, and will not, extend the time during which an Option may be exercised pursuant to the terms of such Option.

(A)	For Incentive Stock Option treatment, if a U.S. Taxpayer who has been granted an Incentive Stock Option ceases to be an employee due to the Disability of such U.S. Taxpayer (within the meaning of Section 22(e) of the Code), such Incentive Stock Option must be exercised (to the extent such Incentive Stock Option is exercisable pursuant to its terms) by the date that is one year following the date of such Disability (but in no event beyond the term of such Incentive Stock Option).

(B)	For Incentive Stock Option treatment, if a U.S. Taxpayer who has been granted an Incentive Stock Option ceases to be an employee for any reason other than the death or Disability of such U.S. Taxpayer, such Incentive Stock Option must be exercised (to the extent such Incentive Stock Option otherwise is exercisable pursuant to its terms) by such U.S. Taxpayer within three months following the date of termination (but in no event beyond the term of such Incentive Stock Option).

(C)	For purposes of this Section 3.9(c)(vi), the employment of a U.S. Taxpayer who has been granted an Incentive Stock Option will not be considered interrupted or terminated upon (a) sick leave, military leave or any other leave of absence approved by the Company that does not exceed three months; provided, however, that if reemployment upon the expiration of any such leave is guaranteed by contract or applicable law, such three month limitation will not apply, or (b) a transfer from one office of the Company (or of any Designated Affiliate) to another office of the Company (or of any Designated Affiliate) or a transfer between the Company and any Designated Affiliate.

(vii)	An Incentive Stock Option granted to a U.S. Taxpayer may be exercised during such U.S. Taxpayer's lifetime only by such U.S. Taxpayer.

(viii)	An Incentive Stock Option granted to a U.S. Taxpayer may not be transferred, assigned, pledged, hypothecated, or otherwise disposed of by such U.S. Taxpayer, except by will or by the laws of descent and distribution.

(ix)	In the event the Plan is not approved by the shareholders of the Company in accordance with the requirements of Section 422 of the Code within 12 months of the date of adoption of the Plan, Options otherwise designated as Incentive Stock Options will be Non-qualified Stock Options.

(x)	The Company shall have no liability to a U.S. Taxpayer or any other party if any Option (or any part thereof) intended to be an Incentive Stock Option is not an Incentive Stock Option.

4.	RESTRICTED SHARE UNITS

4.1	Participants

The Board, on the recommendation of the Committee, may grant, in its sole and absolute discretion, to any Participant, rights to receive any number of Restricted Share Units as a discretionary payment in consideration of past services to the Company or as an incentive for future services, subject to this Plan and with such additional provisions and restrictions as the Board may determine.

4.2	Maximum Number of Shares

The aggregate maximum number of Shares available for issuance from treasury underlying Restricted Shares Units under this Plan, subject to adjustment pursuant to Section 6.3, shall not exceed the maximum number of Shares issuable under this Plan at the applicable time. Any Shares subject to a Restricted Share Unit which has been granted under the Plan and which has been cancelled or terminated in accordance with the terms of the Plan without the applicable Restricted Period having expired will again be available under the Plan.

Such aggregate maximum number of Shares subject to Restricted Share Units which have been granted under this Plan shall be subject to, applicable, any stock exchange or regulatory authority having jurisdiction over the securities of the Company.

4.3	Restricted Share Unit Grant Letter

Each grant of a Restricted Share Unit under this Plan shall be evidenced by a grant letter (a "Restricted Share Unit Grant Letter") issued to the Participant by the Company. Such Restricted Share Unit Grant Letter shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) which are not inconsistent with this Plan and which the Board, on the recommendation of the Committee, deems appropriate for inclusion in a Restricted Share Unit Grant Letter. The provisions of the various Restricted Share Unit Grant Letters issued under this Plan need not be identical.

For purposes of qualifying grants of Restricted Share Units as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Committee on or before the Determination Date. In granting Restricted Share Units which are intended to qualify under Section 162(m) of the Code, the Committee will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

4.4	Restricted Period

Concurrent with the determination to grant Restricted Share Units to a Participant, the Board, on the recommendation of the Committee, shall determine the Restricted Period applicable to such Restricted Share Units. In addition, at the sole discretion of the Board, at the time of grant, the Restricted Share Units may be subject to performance conditions to be achieved by the Company or a class of Participants or by a particular Participant on an individual basis, within a Restricted Period, for such Restricted Share Units to entitle the holder thereof to receive the underlying Shares or cash in lieu thereof.

4.5	Deferred Payment Date

Participants who are residents of Canada for the purposes of the Income Tax Act (Canada) and not a U.S. Taxpayer may elect to defer to receive all or any part of the Shares, or cash in lieu thereof, underlying Restricted Share Units until one or more Deferred Payment Dates. Any other Participants may not elect a Deferred Payment Date.

4.6	Prior Notice of Deferred Payment Date

Participants who elect to set a Deferred Payment Date must give the Company written notice of the Deferred Payment Date(s) not later than 30 days prior to the expiration of the Restricted Period. For certainty, Participants shall not be permitted to give any such notice after the day which is 30 days prior to the expiration of the Restricted Period and a notice once given may not be changed or revoked.

4.7	Retirement or Termination during Restricted Period

In the event and to the extent of the Retirement or Termination and/or, as applicable, the Director Retirement or Director Termination of a Participant from all such roles with the Company during the Restricted Period, any Restricted Share Units held by the Participant shall immediately terminate and be of no further force or effect; provided, however, that the Board shall have the absolute discretion to modify the grant of the Restricted Share Units to provide that the Restricted Period shall terminate immediately prior to the date of such occurrence.

4.8	Retirement or Termination after Restricted Period

In the event and to the extent of the Retirement or Termination and/or, as applicable, the Director Retirement or Director Termination of the Participant from all such roles with the Company following the Restricted Period and prior to a Deferred Payment Date (as elected by a Participant who is not a U.S. Taxpayer), the Participant shall be entitled to receive, and the Company shall issue forthwith, Shares or cash in lieu thereof in satisfaction of the Restricted Share Units then held by the Participant. The provisions of this Section 4.8 shall not apply to Participants who are Israeli taxpayers.

4.9	Death or Disability of Participant

In the event of the death or Disability of a Participant, any Shares or cash in lieu thereof represented by Restricted Share Units held by the Participant shall be immediately issued or paid by the Company to the Participant or legal representative of the Participant.

4.10	Payment of Dividends

Subject to the absolute discretion of the Board, in the event that a dividend (other than a dividend payable in shares) is declared and paid by the Company on the Shares, a Participant may be credited with additional Restricted Share Units. The number of such additional Restricted Share Units, if any, will be calculated by dividing (a) the total amount of the dividends that would have been paid to the Participant if the Restricted Share Units (including Restricted Share Units in which the Restricted Period has expired but the Shares have not been issued due to a Deferred Payment Date) in the Participant's account on the dividend record date had been outstanding Shares (and the Participant held no other Shares) by (b) the Market Price of the Shares on the date on which such dividends were paid. Additional Restricted Share Units awarded pursuant to this Section 4.10 shall be subject to the same terms and conditions as the underlying Restricted Share Units to which they relate.

4.11	Change of Control

In the event of a Change of Control, all Restricted Share Units outstanding shall vest immediately and be settled by the issuance of Shares or cash, or a combination of both Shares and cash, in each case in the discretion of the Committee, notwithstanding the Restricted Period and any Deferred Payment Date.

4.12	Redemption of Restricted Share Units

Except to the extent prohibited by the Exchange, upon expiry of the applicable Restricted Period (or on the Deferred Payment Date, as applicable), the Company shall redeem Restricted Share Units in accordance with the election made in a Redemption Notice given by the Participant to the Company by:

(a)	issuing to the Participant one Share for each Restricted Share Unit redeemed provided the Participant makes payment to the Company of an amount equal to the Tax Obligation required to be remitted by the Company to the taxation authorities as a result of the redemption of the Restricted Share Units;

(b)	issuing to the Participant one Share for each Restricted Share Unit redeemed and either (i) selling, or arranging to be sold, on behalf of the Participant, such number of Shares issued to the Participant as to produce net proceeds available to the Company equal to the applicable Tax Obligation so that the Company may remit to the taxation authorities an amount equal to the Tax Obligation; or (ii) receiving from the Participant at the time of issuance of the Shares an amount equal to the applicable Tax Obligation;

(c)	subject to the discretion of the Company, paying in cash to, or for the benefit of, the Participant, the value of any Restricted Share Units being redeemed, less any applicable Tax Obligation; or

(d)	a combination of any of the Shares or cash in Section 4.12(a), Section 4.12(b), or Section 4.12(c) above.

The Shares shall be issued and the cash, if any, shall be paid as a lump-sum by the Company within ten business days of the date the Restricted Share Units are redeemed pursuant to this Part 4. Restricted Share Units of U.S. Taxpayers will be redeemed as soon as possible following the end of the Restricted Period (as set forth in the Restricted Share Unit Grant Letter or such earlier date on which the Restricted Period is terminated pursuant to this Part 4), and in all cases by the end of the calendar year in which the Restricted Period ends, or if later, by the date that is 75 days following the end of the Restricted Period. A Participant shall have no further rights respecting any Restricted Share Unit which has been redeemed in accordance with this Plan.

No Participant who is resident in the U.S. may receive Shares for redeemed Restricted Share Units unless the Shares to be issued upon redemption of the Restricted Share Units are registered under the U.S. Securities Act or are issued in compliance with an available exemption from the registration requirements of the U.S. Securities Act.

4.13	Rights as a Shareholder

A Participant receiving Restricted Share Units shall have the rights of a shareholder only as to Shares, if any, actually issued to such Participant upon expiration of the applicable Restricted Period and satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

5.	WITHHOLDING TAXES

5.1	Withholding Taxes

The Company or any Designated Affiliate may take such steps as are considered necessary or appropriate for the withholding of any taxes or other amounts which the Company or any Designated Affiliate is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any Award including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of any Shares to be issued under this Plan, until such time as the Participant has paid the Company or any Designated Affiliate for any amount which the Company or Designated Affiliate is required to withhold by law with respect to such taxes or other amounts. Without limitation to the foregoing, the Board may adopt administrative rules under this Plan, which provide for the automatic sale of Shares (or a portion thereof) in the market upon the issuance of such Shares under this Plan on behalf of the Participant to satisfy withholding obligations under an Award.

6.	GENERAL

6.1	Number of Shares

The aggregate number of Shares that may be issued under this Plan shall initially (at the date of approval of this Plan) not exceed 20% of the outstanding issue from time to time, such Shares to be allocated among Awards and Participants in amounts and at such times as may be determined by the Board from time to time.

For the purposes of this Section 6.1: (a) "outstanding issue" means the total number of Shares, on a fully- diluted basis, that are issued and outstanding immediately prior to the date that any Shares are issued or reserved for issuance pursuant to an Award; and (b) "fully-diluted basis" means on the assumption that all options (including Options), warrants, Restricted Share Units, and other securities which are exercisable or convertible into Shares, or other rights to acquire Shares, have been exercised or converted, regardless of whether any such securities or rights are then vested or exercisable or convertible in accordance with their terms.

6.2	Lapsed Awards

If Awards are surrendered, terminated, or expire without being exercised in whole or in part, new Awards may be granted covering the Shares not issued under such lapsed Awards, subject to any restrictions that may be imposed by the Code.

6.3	Adjustment in Shares Subject to this Plan

If the outstanding Shares shall at any time be changed or exchanged by declaration of a stock dividend (bonus shares), stock split, combination or exchange of Shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class, and kind of the Shares subject to the Plan or subject to any Options therefore granted, and the exercise price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares, without changing the aggregate exercise price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights or a rights offering on outstanding Shares. Upon the occurrence of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Plan (as set forth in Section 5 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted. Except as expressly provided herein, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

6.4	Non-Transferability

Any Awards accruing to any Participant in accordance with the terms and conditions of this Plan shall not be transferable or assignable to anyone unless specifically provided herein. During the lifetime of a Participant all Awards may only be exercised by the Participant. Awards are non-transferable and non- assignable except by will or by the laws of descent and distribution.

6.5	Employment

Nothing contained in this Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate to terminate the Participant's employment at any time. Participation in this Plan by a Participant is voluntary.

6.6	Record Keeping

The Company shall maintain a register in which shall be recorded:

(a)	the name and address of each Participant;

(b)	the number of Awards granted to each Participant and relevant details regarding such Awards; and

(c)	such other information as the Board may determine.

6.7	Necessary Approvals

The issue of Shares under this Plan is prohibited until the date that the Company obtains approval of this Plan by Shareholder Approval (the "Effective Date"). Notwithstanding the foregoing, the Board may issue Awards prior to the Effective Date, with all such Awards subject to the following additional restrictions unless and until the occurrence of the Effective Date: (x) all Awards will be prohibited from being converted or exchanged for Shares; and (y) all Awards will terminate upon a Change of Control or upon either the shareholders of the Company or the Exchange failing to approve this Plan.

6.8	Amendments to Plan

The Board shall have the power to, at any time and from time to time, either prospectively or retrospectively, amend, suspend, or terminate this Plan or any Award granted under this Plan without shareholder approval, including, without limiting the generality of the foregoing: changes of a clerical or grammatical nature, changes regarding the persons eligible to participate in this Plan, changes to the exercise price, vesting, term, and termination provisions of the Award, changes to the Cashless Exercise Right provisions, changes to the authority and role of the Board under this Plan, and any other matter relating to this Plan and the Awards that may be granted hereunder, provided however that:

(a)	such amendment, suspension, or termination is in accordance with applicable laws and the rules of the Exchange, and any such amendment has been approved by the Exchange;

(b)	no amendment to this Plan or to an Award granted hereunder will have the effect of impairing, derogating from or otherwise adversely affecting the terms of an Award which is outstanding at the time of such amendment without the written consent of the holder of such Award;

(c)	the expiry date of an Option Period in respect of an Option shall not be more than ten years from the date of grant of an Option except as expressly provided in Section 3.4;

(d)	the Directors shall obtain Shareholder Approval of:

(i)	any amendment to the number of Shares specified in Section 6.1;

(ii)	any amendment to the limitations on Shares that may be reserved for issuance, or issued, to Insiders; or

(iii)	any amendment that would reduce the exercise price of an outstanding Option other than pursuant to Section 6.3;

(iv)	any amendment that would extend the expiry date of the Option Period in respect of any Option granted under this Plan except as expressly contemplated in Section 3.4; and,

(v)	to the extent necessary and desirable to comply with applicable law or the rules of the Exchange.

If this Plan is terminated, the provisions of this Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any Award or any rights pursuant thereto remain outstanding and, notwithstanding the termination of this Plan, the Board shall remain able to make such amendments to this Plan or the Award as they would have been entitled to make if this Plan were still in effect.

6.9	No Representation or Warranty

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of this Plan.

6.10	Section 409A

It is intended that any payments under the Plan to U.S. Taxpayers shall be exempt from or comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes and penalties under Section 409A of the Code. Amendment, substitution, or termination, as permitted under the Plan, of Awards of U.S. Taxpayers will be undertaken in a manner to avoid adverse tax consequences under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no assurance that Awards will satisfy the requirements of Section 409A of the Code. Participants remain solely liable for all taxes, penalties and interest that may arise as a result of the grant, exercise, vesting or settlement of Awards under the Plan.

6.11	Compliance with U.S. Securities Laws

The Board shall not grant any Awards that may be denominated or redeemed in Shares to residents of the U.S. unless such Awards and the Shares issuable upon exercise or redemption thereof are registered under the U.S. Securities Act or are issued in compliance with an available exemption from the registration requirements of the U.S. Securities Act.

6.12	Compliance with Applicable Law, etc.

If any provision of this Plan or any agreement entered into pursuant to this Plan contravenes any legal or regulatory requirements relating to the administration of equity-based awards, including but not limited to any order, policy, by-law, or regulation of any regulatory body, any stock exchange or quotation system on which securities of the Company are listed or quoted, or the applicable laws of any country or jurisdiction where Awards are, or will be, granted under the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

6.13	Term of the Plan

This Plan shall remain in effect until it is terminated by the Board. This Plan and all Awards issued hereunder will terminate immediately without any further action if the shareholder resolution required to trigger the Effective Date is not approved by the shareholders or if the Exchange determines not to approve this Plan.

7.	ADMINISTRATION OF THIS PLAN

7.1	Administration by the Committee

(a)	Unless otherwise determined by the Board or set out herein, this Plan shall be administered by the Board's Compensation Committee (the "Committee") appointed by the Board and constituted in accordance with such Committee's charter.

(b)	The Committee shall have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan, to:

(i)	adopt and amend rules and regulations relating to the administration of this Plan and make all other determinations necessary or desirable for the administration of this Plan. The interpretation and construction of the provisions of this Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry this Plan into effect and it shall be the sole and final judge of such expediency; and

(ii)	otherwise exercise the powers delegated to the Committee by the Board and under this Plan as set forth herein.

7.2	Board Role

(a)	The Board, on the recommendation of the Committee, shall determine and designate from time to time the individuals to whom Awards shall be made, the amounts of the Awards and the other terms and conditions of the Awards.

(b)	The Board may delegate any of its responsibilities or powers under this Plan to the Committee, provided that the grant of all Awards under this Plan shall be subject to the approval of the Board. No Award shall be exercisable in whole or in part unless and until such approval is obtained.

(c)	In the event the Committee is unable or unwilling to act in respect of a matter involving this Plan, the Board shall fulfill the role of the Committee provided for herein.

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